Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
 Birdbill, Inc.

We consent to the inclusion in this Form S-1 (Amendment No. 4) to the Registration Statement of Birdbill, Inc. of our report dated July 16, 2015 relating to the financial statements of Birdbill, Inc. which report appears in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.
/s/ AWC (CPA) Limited
AWC (CPA) Limited
Hong Kong, China
 Dated: April 7, 2016